BYLAWS

of

YILOLIFE INC.

(As adopted 5/11/2015)

ARTICLE I

Offices

Section 1. **Registered Office.** The registered office of the Corporation in the State of Delaware is 1675 S. State Street, Suite B, Dover, Delaware 19901. The name of its registered agent at such address is Capitol Services, Inc.

Section 2. **Other Offices.** The Corporation shall have its principal office at such place as the Board of Directors may designate from time to time and shall also have offices at such other places as the President and the Board of Directors may from time to time designate or appoint, or as the business of the Corporation may require. *See DGCL §§.122(8), 141(g)*[1].

ARTICLE II

Directors

Section 1. **Powers.** The corporate powers, business and property of the Corporation shall be vested in and exercised, conducted, controlled and managed by and under the direction of the Board of Directors, which may exercise all said powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. *See DGCL §§ 121, 122, 141(a).*

Section 2. **Determination of Number.** Within the limits set forth in the Corporation's Certificate of Incorporation, the exact number of Directors constituting the total number of Directors shall be determined, and may from time-to-time be increased or decreased, by resolution adopted by the affirmative vote of a majority of the total number of Directors, or by a unanimous consent resolution executed by all of the Directors in accordance with Delaware law. *See DGCL § 141(b).*

Section 3. **Vacancies.** Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes, or any newly created directorships resulting from any increase in the number of directors, shall unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by a vote of the stockholders, be filled only by the affirmative vote of a majority of the Directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor

[1] Italicized citations to the General Corporation Law of Delaware ("DGCL") are for reference only; the cited statutes are not incorporated into or made a part of these Bylaws. *See DGCL § 109(b).*

shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director. *See DGCL § 223.*

Section 4. **Term of Office of Directors.** Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. *See DGCL § 141(b).*

Section 5. **Resignation.** Any director may resign at any time upon notice given in writing or by electronic transmission to the Chairman or the Secretary of the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon a director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. *See DGCL § 141(b).*

Section 6. **Removal.** Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one (1) or more directors by the Certificate of Incorporation, such director or directors may be removed, with or without cause, by the holders of a majority of the outstanding shares of that class or series. *See DGCL § 141(k).*

Section 7. **Fees and Compensation.** Directors shall be entitled to such compensation for their services as may be approved by resolution of the Board of Directors, including, if so approved, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation therefor. *See DGCL § 141(h).*

ARTICLE III

Meetings of Directors

Section 1. **Regular Meetings.** Regular meetings of the Board of Directors shall be held immediately following the adjournment of each annual meeting of the stockholders, every second month thereafter and at such other times as may be designated from time to time by resolution of the Board of Directors.

Section 2. **Special Meetings.** Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or any Vice President who is also a Director of the Corporation or by any two Directors.

Section 3. **Telephone Meetings.** Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. *See DGCL § 141(i).*

Section 4. **Action Without a Meeting.** Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all

members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee. *See DGCL § 141(f).*

Section 5. **Place of Meetings.** Meetings of the Board of Directors of the Corporation whether regular, special or adjourned shall be held at the principal office of the Corporation, as specified in Section 2 of Article I hereof, or at any other place within or without the State of Delaware which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. Any meeting shall be valid wherever held, if held upon the written consent of all members of the Board of Directors given either before or after the meeting and filed with the Secretary of the Corporation. *See DGCL § 141(g).*

Section 6. **Notice of Meetings.** Written notice of the time and place of special meetings of the Board of Directors shall be delivered at least two (2) days before the meeting personally to each Director, or sent in writing, by mail, courier, facsimile or electronic mail transmission, if by mail, addressed to such Director at his address as it appears on the records of the Corporation with postage thereon prepaid, and if by facsimile or electronic mail transmission, transmitted to the facsimile machine at the residence or principal office of the director or to the electronic mail address of the director as it appears on the records of the Corporation. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, delivered by courier or otherwise transmitted; *provided, however,* that if a special meeting is called by the President or by any Vice President who is also a Director or by any two Directors because an emergency exists, then each Director shall be given not less than three (3) hours' notice, and such notice shall be deemed given once it has been conveyed to a Director in person or by telephone conversation, or an attempt has been made to give such notice by telephoning the Director and, if possible, leaving a voice mail message for the Director at his home, office and mobile telephone numbers (or in the case of such calls to the Director's home or office, leaving a personal message with a responsible family member or staff member), and by facsimile and electronic mail transmission, as and to the extent that such phone and fax numbers and E-mail addresses exist and are shown in the Secretary's records.

Whenever any such notice is required to be given, a written waiver thereof, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. If the address of a Director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the Directors are regularly held. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned. Attendance of a director at any meeting shall constitute waiver of call and notice of such meeting (and any adjournment thereof) unless he is attending the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. *See DGCL §§ 229 & 230.*

Section 7. **Quorum.** A majority of the number of directors serving at the time of the meeting shall constitute a quorum of the Board of Directors for the transaction of business; *provided, however,* that if the number of Directors serving at the time of the meeting shall be an even number, one-half (½) of such even number shall constitute a quorum of the Board of Directors for the transaction of business; and *provided further,* that in no event shall a number of directors representing less than one-third (⅓) of the total number of Directors (as then in effect by resolution of the Board or as otherwise provided in the Bylaws) constitute a quorum of the Board of Directors for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn from time to time, without notice other than an announcement at the

meeting, until a quorum shall be present. The directors will act only as a Board of Directors and, except as otherwise expressly provided in these Bylaws, the Certificate of Incorporation or the General Corporation Law, the individual directors will have no power in such capacity. *See DGCL §§ 141(b), 144(b).*

Section 8. **Organization.** At every meeting of the directors, the Chairman of the Board, or, if a Chairman has not been appointed or is absent, any Vice Chairman of the Board, or the Chief Executive Officer or President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, an Assistant Secretary, or a person whom the chairman of such meeting will appoint, shall act as secretary of the meeting and record the minute thereof.

ARTICLE IV

Committees of the Board of Directors

See DGCL § 141(c)(2).

Section 1. **Executive Committee.** The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the total number of Directors, appoint an Executive Committee to consist of the Chairman of the Board or Chief Executive Officer (if such officer is a member of the Board of Directors) and not less than two (2) nor more than five (5) other directors of the Corporation. The Executive Committee shall elect a Chairman of the Executive Committee, and the Executive Committee shall meet at such times and places as it may determine. The Executive Committee shall have and may exercise, when the Board is not in session, all the powers of the Board in the management of the business and affairs of the Corporation, without limitation, except as set forth in Section 9 below.

Section 2. **Nominating Committee.** The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the total number of Directors, appoint a Nominating Committee consisting of two or more directors of the Corporation who shall not be officers of the Corporation. Due consideration should be given to the "independence" of the directors appointed to the Nominating Committee as defined in stock exchange rules. The Nominating Committee shall recommend to the Board the number of directors which best meets the requirements of the Corporation; identify, evaluate, review and recommend to the Board qualified candidates to fill vacancies on the Board and any newly created directorships resulting from an increase in the number of directors; recommend to the Board the individuals to constitute the nominees of the Board for election as directors at the annual meeting of stockholders; recommend to the Board a list of directors selected as members of each committee of the Board; and perform such other duties as may be assigned by the Board.

Section 3. **Compensation Committee.** The Board may, by resolution adopted by the affirmative vote of a majority of the total number of Directors, appoint a Compensation Committee consisting of two or more directors of the Corporation. Due consideration should be given to the "independence" of the directors appointed to the Compensation Committee as defined in stock exchange rules. The Compensation Committee shall review annually and recommend to the Board of Directors the level of compensation of the Chairman of the Board and the Chief Executive Officer giving consideration to the amount and composition of their total compensation in terms of salary, stock options and other benefits; review annually the recommendations of the Chief Executive Officer concerning salaries and other compensation of all senior officers reporting to the Chief Executive Officer, as well as review from time to time other conditions of employment; administer any stock option plan, profit-sharing plan and year-end bonus plans; review and make recommendations to the Board of Directors for changes in the Corporation's compensation and benefit plans and practices; report annually to the stockholders regarding the Corporation's executive compensation policies and the relationship of corporate performance to

executive compensation; and administer other compensation plans that may be adopted from time to time as authorized by the Board of Directors.

Section 4. **Audit Committee.** The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the total number of Directors, appoint an Audit Committee of two or more directors of the Corporation who shall not be officers of the Corporation. Due consideration should be given to the "independence" and "financial expertise" of the directors appointed to the Audit Committee as defined in stock exchange rules. The Audit Committee shall receive from and review with the Corporation's independent auditors the annual report of such auditors; review with the independent auditors the scope of the succeeding annual examination; nominate the independent auditors to be appointed each year by the Board; review consulting services made by the Corporation's independent auditors and evaluate the possible effect on the auditors' independence of performing such services; ascertain the existence of adequate internal accounting and control systems; and review with management and the Corporation's independent auditors current and emerging accounting and financial reporting requirements and practices affecting the Corporation.

Section 5. **Quorum.** A majority of the members of a Committee shall constitute a quorum for the transaction of its business. The Board may designate one or more directors as temporary or alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. *See DGCL §§ 141(b), 144.*

Section 6. **Notice and Emergency Action — Committee Meetings.** Notice of the time and place of committee meetings (including emergency meetings of any committee other than the Executive Committee) shall be given, and deemed to be given or waived, in accordance with the provisions of Article III, Section 6, of these Bylaws; *provided, however,* that such notice requirements shall not be applicable if any member of the Executive Committee deems it necessary to cause the Executive Committee to act on an emergency basis. In the event a member of the Executive Committee deems such emergency action necessary, such member shall attempt to contact each other member of the Executive Committee by electronic mail and/or telephone for the purpose of having each such member consider and act upon the emergency matter or matters presented. Such consideration and action may take place by electronic mail and/or telephone without convening a meeting. The quorum and voting requirements set forth in Section 5 of this Article shall pertain to such emergency action, and for this purpose all persons reached by electronic mail and/or telephone shall be deemed to be present. The member of the Executive Committee who calls for emergency action in the manner described herein, immediately following the approval or disapproval of any action thereby proposed, shall report such action to the Secretary of the Corporation for the purpose of having it described in the minutes of the Executive Committee. Such report and minutes shall also include a recitation of all efforts made by the member calling for such action to contact other Executive Committee members by electronic mail and/or telephone. *See DGCL § 110.*

Section 7. **Minutes; Reports to Board.** Each committee shall keep regular minutes of its meetings. All actions of the committees shall be reported to the Board of Directors at the meeting of the Board of Directors next succeeding such action.

Section 8. **Other Committees.** The Board of Directors, from time to time, may, by resolution adopted by a majority of the total number of Directors, appoint other committees for any purpose or purposes, and any such committee shall have such powers as shall be specified in the resolution of its appointment.

Section 9. **Duties.** Any committee, including the Executive Committee, to the extent provided in the resolution of the Board of Directors creating such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, increasing or decreasing the number of directors constituting the total number of Directors, or amending the Bylaws of the Corporation; and, unless the resolution of the Board expressly provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 10. **Tenure, Removal and Vacancies.** The members of any committee shall hold office until the next annual meeting of the Board of Directors and until their successors are appointed by a new resolution adopted by the affirmative vote of a majority of the full Board of Directors. The Board of Directors, with or without cause, may dissolve any committee or remove any member thereof by a simple majority vote at any meeting of the Board. Except as provided in Section 5 as to temporary alternate members, any permanent vacancies occurring by reason of death, resignation, removal, disqualification or otherwise may be filled only by the affirmative vote of a majority of the total number of Directors.

ARTICLE V

Officers

See DGCL § 142.

Section 1. **Officers.** The Board of Directors or Incorporators shall, at the organizational meeting or Unanimous Action in Lieu Thereof, and from time to time thereafter as appropriate, elect or appoint officers of the Corporation including, at a minimum, a President, a Secretary, and a Treasurer. The Board of Directors may also elect or appoint a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers, and may appoint, or may delegate to any standing Audit Committee of the Board the power to appoint, a Controller. Any number of offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person and the Controller shall not be the same person as the Chief Financial Officer, Treasurer or Assistant Treasurer. All officers and agents of the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

Section 2. **Removal of Officers.** Any officer or agent of the Corporation may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed; election or appointment of an officer or agent shall not of itself create any such contract rights.

Section 3. **Compensation.** The compensation of the officers shall be as fixed from time to time by the Board of Directors or by any committee of the Board to which such authority may be delegated by the total number of Directors. No officer shall be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Section 4. **Vacancies.** A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors at any time.

Section 5. **Delegation.** The Board of Directors may, by resolution duly recorded in the minutes of the Board of Directors, delegate to the Chairman of the Board or the President of the Corporation the authority to fix the salaries and other compensation of any or all officers of the Corporation except himself.

Section 6. **Chairman of the Board; Chief Executive Officer.** The Board of Directors may elect a Chairman of the Board to serve as an executive officer of the Corporation, and, if specifically designated as such by the Board, as the Chief Executive Officer and principal executive officer of the Corporation. If elected, the Chairman will preside at all meetings of the Directors and be vested with such other powers and duties as the Board may from time to time delegate to the Chairman. The Board of Directors may also elect a Vice Chairman of the Board to preside at all meetings of the Board in the absence of the Chairman of the Board and to do and perform such other things as may from time to time be assigned to the Vice Chairman by the Board of Directors or the Chairman.

Section 7. **President and Vice President(s).** The President will be the Chief Operating Officer of the Corporation and will supervise the business and affairs of the Corporation and the performance, by all of its other officers of their respective duties, subject to the control of the Board of Directors and of its Chief Executive Officer, if the Chairman or another person has been specifically designated as the Chief Executive Officer of the Corporation (failing which the President will be such Chief Executive Officer and principal executive officer). One or more Vice Presidents may be elected by the Board of Directors, each of whom, in the order designated by the Board, will be vested with all of the powers and charged with all of the duties (including those herein specifically set forth) of the President in the event of the President's absence or disability. Each Vice President will perform such other duties as may from time to time be delegated or assigned to them by the Chief Executive Officer, the President or the Board of Directors. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the President or any Vice President will be a proper officer to sign on behalf of the Corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture or other instrument of any significant importance to the Corporation. The President shall not also serve as Secretary or Assistant Secretary of the Corporation.

Section 8. **Secretary and Assistant Secretary.** The Secretary shall have the duty to record the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, to see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, be custodian of the records of the Corporation and of its seal and, in general, perform all duties incident to his office at the direction of the Chairman or Chief Executive Officer. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the Secretary will be a proper officer to impress the Corporation's seal on any instrument signed by the President or any Vice President, and to attest to the same. There may be one or more Assistant Secretaries, and such persons shall perform such functions as from time to time may be assigned to them by the Board of Directors or the Secretary. No Secretary or Assistant Secretary shall also serve as President of the Corporation. *See DGCL § 224.*

Section 9. **Chief Financial Officer, Treasurer and Assistant Treasurer.** The Chief Financial Officer will be the principal financial officer of the Corporation, responsible directly to the Board of Directors. The Treasurer (who may be the Chief Financial Officer or a separate officer) shall have custody of the corporate funds and securities, and will cause all money and other valuable effects to be deposited in the name and to the credit of the Corporation in such depositaries, subject to withdrawal in such manner, as may be designated by the Board of Directors, the Chief Executive Officer and the Chief Financial Officer. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Financial

Officer, the Chief Executive Officer, and to the Board of Directors (at the regular meetings of the Board or whenever they may require), an account of all transactions as Treasurer. There may be one or more Assistant Treasurers. Such persons shall perform such functions as from time to time may be assigned to them by the Board of Directors or the Treasurer. No Assistant Treasurer shall have power or authority to collect, account for, or pay over any tax imposed by any federal, state, or city government. No Treasurer or Assistant Treasurer shall also serve as Controller of the Corporation. If no Controller is elected by the Board of Directors or any standing Audit Committee thereof, the Chief Financial Officer shall also serve as principal accounting officer of the Corporation.

Section 10. **Controller.** The Controller, if elected by the Board of Directors or any standing Audit Committee thereof, will be the principal accounting officer of the Corporation and shall have charge of the Corporation's books of account, records and auditing, financial reporting, financial systems and procedures, and internal controls, and generally do and perform all such other duties as pertain to such office, and as may be required by the Board of Directors or the Audit Committee thereof or the Chief Executive Officer or President. The Controller shall not report to the Treasurer of the Corporation and shall not also serve as Treasurer or Assistant Treasurer.

ARTICLE VI

Meetings of Stockholders

Section 1. **Place of Meetings.** Any meeting of stockholders, including any annual meeting and/or any special meeting, shall be held either: (a) at such place either within or without the State of Delaware as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of the meeting, or, (b) at no physical location, if so designated by resolution of the Board of Directors, in which case such meeting shall be held solely by means of remote communication as authorized by Delaware law. *See DGCL § 211.*

Section 2. **Annual Meetings.** Annual meetings of stockholders, commencing with the year following the year in which the Corporation was incorporated, shall be held on such date and at such time as shall be designated by the Board of Directors and stated in the notice of the meeting. At the annual meeting the stockholders shall elect by a plurality vote the number of directors equal to the number of directors whose term expires at such meeting (or, if fewer, the number of directors properly nominated and qualified for election). Elections of directors need not be by written ballot unless the Board of Directors determines otherwise. If the Board shall then be divided into classes, such newly elected directors shall hold office until the third succeeding annual meeting of stockholders after their election. At any annual meeting, the stockholders shall transact such other proper business as shall properly be brought before the meeting. *See DGCL § 211(b).*

Section 3. **Special Meetings.** *See DGCL § 211(d).*

(a) Special meetings of the stockholders, for any purpose or purposes, may be called by the Board of Directors or by the Chairman of the Board, any Vice-Chairman of the Board, the Chief Executive Officer, the President, or by the holders of shares of capital stock entitled to cast a majority of the votes in any election of directors, and shall be held at such place, on such date and at such time as the Board of Directors shall determine.

(b) If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile

transmission to the Chairman of the Board, the President or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than as specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not more than one hundred twenty (120) days after the date of the receipt of the request, and shall fix the record date thereof. Upon determination by the Board of Directors of the time and place and record date of the meeting, the Secretary shall cause notice to be given in accordance with the provisions of Section 6 of this Article of these Bylaws to the stockholders entitled to vote at such meeting. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this Section 3. shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 4. **Fixing Record Date.** In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, and which shall not precede the date on which the resolution fixing such record date is adopted by the Board of Directors. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. *See DGCL § 213.*

Section 5. **Nominations.** Only persons who are nominated in accordance with this Section 5 shall be deemed duly nominated and therefore eligible for election as directors.

(a) Nominations for election to the Board of Directors of the Corporation at a meeting of stockholders may be made by or at the direction of the Board of Directors, or on behalf of the Board by the Nominating Committee appointed by the Board, or by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in subparagraphs (b) and (c) of this Section 5.

(b) Nominations, other than those made by or at the direction of the Board, or on behalf of the Board, shall be made by timely notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation. To be "timely," a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; *provided, however,* that in the event that no annual meeting was held in the previous year or, if the Corporation is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received no earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. For purposes of this subparagraph (b) of Section 5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and

Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act. Such stockholder's notice shall contain the information and disclosures set forth and described in subparagraph (c) of this Section 5. *See DGCL § 222.*

(c) Such stockholder's notice shall set forth the following information: (1) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director who is not an incumbent director of the Corporation: [A] the name, age, business address and, if known, residence address of each such nominee, [B] the principal occupation or employment of each such nominee, [C] the class and number of shares of stock of the Corporation which are beneficially owned by each such nominee, [D] a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming each such person or persons) pursuant to which the nominations are to be made by the stockholder, and [E] if the Corporation is, or at the time of the meeting will be, subject to the reporting requirements of the 1934 Act, any other information concerning each such nominee that must be disclosed of nominees in proxy solicitations for election of directors pursuant to Schedule 14A (Rule 14a–101) under the 1934 Act (including, without limitation, each such person's written consent to be named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (2) as to such stockholder giving notice: [F] the name and address, as they appear on the Corporation's books, of the stockholder giving notice, [G] the class and number of shares of the Corporation which are beneficially owned by the stockholder, [H] any material interest of the stockholder in the election of each such nominee as a director of the Corporation, and [I] if the Corporation is, or at the time of the meeting will be, subject to the reporting requirements of the 1934 Act, any other information that is required to be disclosed regarding the stockholder pursuant to Schedule 14A (Rule 14a–101) under the 1934 Act.

(d) The chairman of any meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 6. **Notice of Stockholder Meetings; Adjournments.** Except as otherwise provided by law or the Certificate of Incorporation, written notice of any annual or special meeting of stockholders stating the place (if any), date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, stating the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Whenever notice is required to be given to any stockholder, such notice shall be given either: (a) in writing, by mail, addressed to each stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail; or (b) by any form of electronic transmission consented to by the stockholder to whom the notice is given, in which case the provisions of Section 232 of the General Corporation Law of Delaware shall apply. Whenever any such notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance by a person at any stockholders' meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. If a meeting lawfully called and noticed is lawfully convened and then such meeting is duly adjourned for a period not exceeding 30 days to another time or place (and no new record date is fixed for the adjourned meeting),

notice need not be given of the adjourned meeting if the time, place (if any), thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which such adjournment is taken. *See DGCL §§ 222, 229, 230 & 232.*

Section 7. **Stockholder List.** The Secretary or other officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held in person at a physical location (as distinguished from being held solely by means of electronic remote communication), the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. *See DGCL § 219.*

Section 8. **Quorum.** The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. *See DGCL §§ 216, 222.*

Section 9. **Election Inspectors.** The Board of Directors, in advance of any stockholders' meeting, may appoint an Election Inspector or Inspectors to act at such meeting (and any adjournment thereof). If an Election Inspector or Inspectors are not so appointed, the chairman of the meeting may, or upon the request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an Inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the Election Inspector or Inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenticity, validity and effect of proxies and the number of shares represented at the meeting in person and by proxy; they will receive and count votes, ballots and consents and announce the results thereof; they will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, they will perform such acts as may be proper to conduct elections and voting with complete fairness to all stockholders. No such Election Inspector need be a stockholder of the Corporation. *See DGCL § 231.*

In the event the Corporation, on the date of the stockholders' meeting, has a class of voting stock that satisfies any of the conditions of Section 231(e) of the General Corporation Law of Delaware, this Section 9 shall be superseded by said Section 231(e). *See DGCL § 231(e).*

Section 10. **Stockholder Proposals.** At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting (or any

supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation no later than the dates specified in Section 5(b) of this Article with respect to the delivery of notice regarding stockholder nominations for director. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief (up to 500 word) description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) if the corporation is subject to the reporting requirements of the 1934 Act, any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the 1934 Act, in his or her capacity as a proponent to a stockholder proposal. If the corporation is subject to the reporting requirements of the 1934 Act, stockholders must provide notice as required by the regulations promulgated under the 1934 Act in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, notwithstanding anything in these Bylaws to the contrary. Furthermore, notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 10. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 10, and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

Section 11. **Organization and Conduct of Meetings.** Each stockholders' meeting will be called to order and thereafter chaired by the President or, in the absence of the President, by the Chairman of the Board; or if both the President and the Chairman of the Board are unavailable, then by such other officer of the Corporation or such stockholder as may be appointed by the Board of Directors. The Corporation's Secretary will act as secretary of each stockholders' meeting; in his absence the chairman of the meeting may appoint any person (whether a stockholder or not) to act as secretary. After calling a meeting to order, the chairman thereof may require the registration of all stockholders intending to vote in person, and the filing of all proxies, with the Election Inspector or Inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls. Absent a showing of bad faith on his part, the chairman of the meeting will, among other things, have absolute authority to fix the period of time allowed for the registration of stockholders and the filing of proxies, determine the order of business to be conducted at such meeting and, in the absence of any regulations established by the Board of Directors, establish reasonable rules for expediting the business of the meeting (including any informal, or question and answer portions thereof). The Board of Directors may promulgate rules and regulations and establish the rules of procedure applicable at all meetings of stockholders and the provisions thereof are incorporated herein by reference. Absent a specific rule or regulation, the chairman of any meeting of stockholders shall determine the order of business at any meeting and shall have authority, in his discretion, to regulate the conduct of such meetings.

Section 12. **Registered Stockholders; Voting and Other Stockholder Rights.** The Corporation shall be entitled to recognize the exclusive right of a person registered on its stock ledger on the record date as the owner of shares to receive dividends, and to vote or consent in writing to corporate action as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Delaware law, and will have, for each share of stock registered in his, her, or its name, the number of votes provided by the Corporation's Certificate of Incorporation in respect of stock of such class. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period. *See DGCL §§ 212(b), 219(c) & 224.*

Section 13. **Joint Owners of Stock.** If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his or her act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the General Corporation Law of Delaware, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest. *See DGCL § 217(b).*

Section 14. **Action By Stockholders Without a Meeting.** Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the number of votes that would have been necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of any such action will be given to any such stockholders entitled to vote who have not so consented in writing. Evidence of such consent in writing will be delivered to the Secretary of the Corporation for filing with the minutes of proceedings of stockholders of the Corporation. *See DGCL § 228.*

ARTICLE VII

Certificates for Stock

Section 1. **Certificates.** The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificated form. *See DGCL § 158.*

Section 2. **Signatures.** Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a

certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. *See DGCL § 158.*

Section 3. **Lost Certificates.** The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. *See DGCL § 167.*

ARTICLE VIII

Dividends

Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. *See DGCL §§ 170, 173.*

Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created. *See DGCL § 172.*

ARTICLE IX

Indemnification

See DGCL § 145.

Section 1. **Right to Indemnification.** The Corporation, to the fullest extent permitted or required by the General Corporation Law of Delaware or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a "Covered Entity") against all expenses (including attorneys'

fees), judgments, fines, taxes, penalties (including, without limitation, ERISA excise taxes or penalties), and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; *provided, however*, that the foregoing shall not apply to a person with respect to a Proceeding that was commenced by such person unless: (a) such indemnification is expressly required to be made by law, (b) the Proceeding was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation by the General Corporation Law of Delaware, (d) such indemnification is required to be made under Section 4(d)(iv) of this Article IX, *or* (e) the Proceeding was commenced after a Change in Control (as hereinafter defined in Section 4(e) of this Article IX). Any person entitled to indemnification as provided in this Section 1 is hereinafter called an "Indemnitee". The right to indemnification conferred under this Section 1 shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred by or on behalf of the Indemnitee in connection with any Proceeding in advance of the final disposition of such Proceeding (hereinafter "Advancement of Expenses"), in accordance with the procedures set forth in this Article IX and consistent with the provisions of the General Corporation Law of Delaware or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader rights to Advancement of Expenses than such law permitted the Corporation to provide prior to such amendment). The rights of any Indemnitee to indemnification (including Advancement of Expenses) conferred under this Section 1, and all other rights of Indemnitees under this Article IX, shall be contract rights of the Indemnitee and cannot be retroactively amended to adversely alter or affect the rights of an Indemnitee arising in connection with any act, omission, service, involvement, transaction, or event (or any pattern or series of any of the foregoing), as to which any material element occurred prior to such amendment.

Section 2. **Insurance, Contracts and Funding.** The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses, judgments, fines, taxes, penalties and amounts paid in settlement, as specified in Section 1 of this Article IX or incurred by any such director, officer, employee or agent in connection with any Proceeding referred to in Section 1 of this Article IX (and to provide for Advancement of Expenses), whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss (or to advance such expense) under the General Corporation Law of Delaware. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or of any Covered Entity in furtherance of the provisions of this Article IX and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification, Advancement of Expenses and other rights as provided or authorized in this Article IX.

Section 3. **Indemnification Not Exclusive Right.** The right of indemnification provided in this Article IX shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled, and the provisions of this Article IX shall inure to the benefit of the heirs and legal representatives of any Indemnitee under this Article IX and shall be applicable to Proceedings commenced or continuing after the adoption of this Article IX, whether arising from acts or omissions occurring before or after such adoption.

Section 4. **Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies.** In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article IX:

(a) *Advancement of Expenses.* All reasonable expenses (including attorneys' fees) incurred by or on behalf of an Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by or on behalf of the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if ultimately it should be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article IX.

(b) *Procedure for Determination of Entitlement to Indemnification.*

(i) To obtain indemnification under this Article IX, an Indemnitee shall submit to the Secretary a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(ii) The Indemnitee's entitlement to indemnification under this Article IX shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined in Section 4(e) of this Article IX), whether or not they constitute a quorum of the Board, or by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined in Section 4(e) of this Article IX) if (x) a Change in Control shall have occurred and the Indemnitee so requests or (y) there are no Disinterested Directors or a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation; or (D) as provided in Section 4(c) of this Article IX.

(iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b)(ii) of this Article IX, a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; *provided, however*, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

(c) *Presumptions and Effect of Certain Proceedings.* Except as otherwise expressly provided in this Article IX, if a Change in Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article IX (with respect to actions or omissions occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4(b)(i) of this Article IX, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4(b) of this Article IX to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor, together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 1 of this Article IX, or of any claim, issue or matter therein, by judgment,

order, settlement or conviction, or upon a plea of *nolo contendere* or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that the Indemnitee had reasonable cause to believe that such conduct was unlawful.

(d) *Remedies of Indemnitee.*

(i) In the event that a determination is made pursuant to Section 4(b) of this Article IX that the Indemnitee is not entitled to indemnification under this Article IX, (A) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article IX (with respect to actions or omissions occurring prior to such Change in Control).

(ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4(b) or (c) of this Article IX, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by applicable law. In the event that (X) Advancement of Expenses is not timely made pursuant to Section 4(a) of this Article IX or (Y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or (c) of this Article IX, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such Advancement of Expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in sub-clause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

(iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4(d) that the procedures and presumptions of this Article IX are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article IX.

(iv) In the event that the Indemnitee, pursuant to this Section 4(d), seeks a judicial adjudication of or an award in arbitration to enforce rights under, or to recover damages for breach of, this Article IX, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or Advancement of Expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

(e) *Definitions.* For purposes of this Article IX:

(i) "AUTHORIZED OFFICER" means any one of the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Vice President or the Secretary of the Corporation.

(ii) "CHANGE IN CONTROL" means the occurrence of any of the following: (w) any merger or consolidation of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (x) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or the liquidation or dissolution of the Corporation or (y) individuals who would constitute a majority of the members of the Board elected at any meeting of stockholders or by written consent (without regard to any members of the Board elected pursuant to the terms of any series of Preferred Stock) shall be elected to the Board and the election or the nomination for election by the stockholders of such directors was not approved by a vote of at least two-thirds of the directors in office immediately prior to such election.

(iii) "DISINTERESTED DIRECTOR" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(iv) "INDEPENDENT COUNSEL" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (x) the Corporation or the Indemnitee in any matter material to either such party or (y) any other party to the Proceeding giving rise to a claim for indemnification under this Article IX. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article IX.

Section 5. **Severability.** If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, all portions of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article IX (including, without limitation, all portions of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or enforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 6. **Indemnification of Employees Serving as Directors.** The Corporation, to the fullest extent of the provisions of this Article IX with respect to the indemnification of Indemnitees, shall indemnify any person who is or was an employee of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such employee is or was serving (a) as a director of a corporation in which the Corporation had at the time of such service, directly or indirectly, a 50% or greater equity interest (a "Subsidiary Director") or (b) at the written request of an Authorized Officer, as a director of another corporation in which the Corporation had at the time of such

service, directly or indirectly, a less than 50% equity interest (or no equity interest at all) or in a capacity equivalent to that of a director for any partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in which the Corporation has an interest (a "Requested Employee"), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Subsidiary Director or Requested Employee in connection with such Proceeding. The Corporation may also advance expenses incurred by any such Subsidiary Director or Requested Employee in connection with any such Proceeding, consistent with the provisions of this Article IX with respect to the Advancement of Expenses of Indemnitees.

Section 7. **Indemnification of Employees and Agents.** Notwithstanding any other provision or provisions of this Article IX, the Corporation, to the fullest extent of the provisions of this Article IX with respect to the indemnification of Indemnitees, may indemnify any person other than an Indemnitee, a Subsidiary Director or a Requested Employee, who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or of a Covered Entity against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee or agent in connection with any such Proceeding, consistent with the provisions of this Article IX with respect to the Advancement of Expenses Indemnitees.

ARTICLE X

Corporate Seal

The corporate seal shall have inscribed thereon the name of the Corporation and the words "Incorporated 2015, Delaware." Except to the extent otherwise required by law, the seal of the Corporation shall not be required to be affixed to any document or act of the Corporation in order for such document or act to be valid and binding upon the Corporation. In the absence of the Secretary or Assistant Secretary, any officer authorized by the Board of Directors to do so may affix the seal of the Corporation to any instrument requiring a seal.

ARTICLE XI

Amendments

Subject to the provisions of the Certificate of Incorporation, as amended, any of these Bylaws may be altered, amended or repealed, without any action on the part of the stockholders, by the affirmative vote of at least a majority of the total number of Directors of the Corporation, which shall include the affirmative vote of at least one director of each class of the Board of Directors if the Board shall then be divided into classes, or by the affirmative vote of the holders of shares representing at least sixty-seven percent (67%) of the shares of the Corporation entitled to vote in the election of directors, voting as one class. *See DGCL § 109.*

. . . . .

CERTIFICATION

The undersigned hereby certifies that the foregoing is a true and correct copy of the Bylaws of **YILOLIFE INC.**, as adopted on 5/11/2015.

Elizabeth Loelke, *Secretary*